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                               February 23, 1999



FlashNet Communications, Inc.
1812 North Forest Park Boulevard
Fort Worth, Texas 76102


Ladies and Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-1, Registration No. 333-69217, as amended through February 24, 1999 (the "Registration Statement") and filed with the Securities and Exchange Commission, relating to the issuance and sale of up to 3,450,000 shares of Common Stock, no par value, of FlashNet Communications, Inc., a Texas corporation. We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" in the related Prospectus. We acknowledge that this consent will be filed as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP
                                       -----------------------------------
                                           BROBECK, PHLEGER & HARRISON LLP